Exhibit 4.7

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV SA/NV

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of April 4, 2018

To the Indenture, dated as of April 4, 2018,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

Floating Rate Notes due 2024

- i -

SIXTH SUPPLEMENTAL INDENTURE, dated as of April 4, 2018 (the “Sixth Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV SA/NV, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH INBEV FINANCE INC., a corporation duly organized and existing under the laws of the State of Delaware, BRANDBEV S.À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg Register of Commerce and Companies under the number B 80.984, BRANDBREW S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg, with its registered address at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under number B 75.696, COBREW NV, a naamloze vennootschap duly organized and existing under the laws of the Kingdom of Belgium, ANHEUSER-BUSCH COMPANIES, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”) to the Indenture, dated as of April 4, 2018, among the Company, the Guarantors and the Trustee, as heretofore amended and supplemented (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(9) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “Floating Rate Notes due 2024” (the “Notes”) under the Indenture;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Sixth Supplemental Indenture;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Sixth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Sixth Supplemental Indenture have the following respective meanings:

“3-Month LIBOR” has the meaning specified in Section 2.03.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

“Business Day Convention” means that if any Interest Payment Date (other than the Stated Maturity or a date fixed for redemption or payment in connection with an acceleration of the Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Change in Tax Law” has the meaning set forth in Section 2.05(a).

“Company” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Date of the Prospectus Supplement” means March 20, 2018, which is the date of the final Prospectus Supplement prepared in connection with the issuance of the Notes and filed with the Securities and Exchange Commission.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Global Security” has the meaning set forth in Section 2.01(d).

“Guarantors” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“IBA” means ICE Benchmark Administration Limited.

“Indenture” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Interest Determination Date” means, for each particular Interest Reset Date (as defined below), the second London Business Day (as defined below) preceding such Interest Reset Date.

“Interest Payment Date” has the meaning specified in Section 2.03.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on April 4, 2018, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

“Notes” has the meaning set forth in the Recitals.

“Parent Guarantor” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

“Regular Record Date” means the fifteenth calendar day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day.

“Sixth Supplemental Indenture” has the meaning set forth in the Recitals.

“Spread” has the meaning specified in Section 2.03.

“Stated Maturity” has the meaning specified in Section 2.01(f).

“Trustee” has the meaning set forth in the first paragraph of this Sixth Supplemental Indenture.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Sixth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture or the Indenture.

ARTICLE II

FLOATING RATE NOTES DUE 2024

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Securities under the Indenture entitled “Floating Rate Notes due 2024”.

(b) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(c) The Company shall issue the Notes in an aggregate principal amount of USD 500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes, provided that either (i) such additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Notes shall have a separate CUSIP number.

(d) The Notes shall be issued initially in the form of one or more permanent global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer within a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e) The Notes shall not have a sinking fund.

(f) The stated maturity of the principal of the Notes shall be January 12, 2024 (the “Stated Maturity”).

(g) The outstanding principal amount of the Notes shall accrue interest at a rate equal to 3-Month LIBOR, reset quarterly, plus the Spread, as provided in Section 2.03.

(h) The Notes shall be issued in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

(i) The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Indenture.

(j) The Notes shall be senior unsecured obligations of the Company and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company.

SECTION 2.02 Guarantee. Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors as to all payments due on the Notes whether at their Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of such Guarantees and the Indenture. In the case of the failure of the Company to pay punctually any principal of or interest on the Notes, the Guarantors shall cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise. The Guarantees shall be unsecured and unsubordinated indebtedness of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that they may issue in the future.

SECTION 2.03 Interest. The Notes shall bear interest at a floating rate per year equal to the 3-Month U.S. dollar London Interbank Offered Rate (“3-Month LIBOR”), reset quarterly, plus 0.74% (the “Spread”), as described below. Interest will accrue from April 4, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest is payable quarterly, in arrears, on January 12, April 12, July 12 and October 12 of each year, subject to the Business Day Convention (each, an “Interest Payment Date”), commencing on July 12, 2018 to the Person in whose name the Notes were registered at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day, until the principal thereof is paid or made available for payment.

If the date of maturity of principal of the Notes or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with acceleration, and no interest shall accrue as a result of the delayed payment.

The interest rate on the Notes for the first Interest Period will be 3-Month LIBOR, as determined on March 29, 2018 (treating March 29, 2018 as if it were an Interest Determination Date and April 4, 2018 as the related Interest Reset Date), plus the Spread. Thereafter, the interest rate on the Notes for any Interest Period will be 3-Month LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The interest rate on the Notes will be reset quarterly on each Interest Reset Date. For each Interest Period, interest on the Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent will determine 3-Month LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-Month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-Month LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-Month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-Month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York as selected and identified by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by the Company are not providing quotations in the manner described by this sentence, 3-Month LIBOR determined as of that Interest Determination Date will be 3-Month LIBOR in effect on that Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date). The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be designated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of the IBA or its successor in calculating the London Inter-Bank Offered Rate in the event the IBA or its successor no longer does so.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Notes shall be conclusive and binding on the Holders, the Company and the Trustee, absent manifest error.

SECTION 2.04 Payment of Principal, Interest and Other Amounts. Payments of principal of and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security. Initially, the Paying Agent and Registrar for the Notes will be The Bank of New York Mellon Trust Company, N.A., in St. Louis, Missouri. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder thereof; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent.

SECTION 2.05 Optional Tax Redemption.

(a) The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Notes in whole but not in part, upon not less than ten (10) nor more than sixty (60) days’ prior notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 4, 2018 (any such change or amendment, a “Change in Tax Law”), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Notes to a Substitute Company (as defined in Section 801 of the Indenture), unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

(b) Prior to the delivery of any notice of redemption to Holders pursuant to this Section 2.05, the Company or the relevant Guarantor will deliver to the Trustee, in accordance with Indenture Section 1102, notice of such tax redemption accompanied by an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

(c) No notice of redemption pursuant to this Section 2.05 may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

SECTION 2.06 Additional Amounts.

In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any Relevant Taxing Jurisdiction unless such withholding or deduction is required by law. In the event such withholding or deduction is required by law, such Guarantor will pay to the Holders of the Notes such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by such Holders, after such withholding or deduction, shall equal the respective amounts of principal, interest and premium, if any, which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal, interest or premium, if any, made by it, or

(b) are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Note if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Note, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than thirty (30) days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because the Note was presented to a particular paying agent for payment if the Note could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal, interest or premium in respect of the Notes in this Fifth Supplemental Indenture shall be deemed to include any Additional Amounts which may be payable as set forth in this Section 2.06. References to payment, deduction or withholding by any Guarantor shall be deemed to include payment, deduction or withholding on such Guarantor’s behalf by its paying agent, including the Trustee or the Sub-Paying Agent.

This Section 2.06 shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

In addition, any amounts to be paid by the Company or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Sixth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Original Issue. The Notes may, upon execution of this Sixth Supplemental Indenture, be executed by the Company and delivered by the Company and the Parent Guarantor to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.03 Ratification and Integral Part. The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority. This Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.05 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Guarantee Limitations. The limitations applicable to the Guarantees, as set forth in Section 209 of the Indenture, will apply to the Guarantees issued hereunder; provided, however, that any further limitations, or any amendments or modifications to such Guarantees or limitations thereon, shall be set forth in an additional supplemental indenture, in each case in accordance with the Indenture.

SECTION 3.08 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.09 Governing Law. This Sixth Supplemental Indenture and the Notes and Guarantees will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.
as Company

By:	/s/ Bryan Warner
	Name:	Bryan Warner
	Title:	Authorized Officer

ANHEUSER-BUSCH INBEV SA/NV
as Parent Guarantor

By:	/s/ Ann Randon
	Name:	Ann Randon
	Title:	Authorized Officer

By:	/s/ Jan Vandermeersch
	Name:	Jan Vandermeersch
	Title:	Authorized Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President

[Sixth Supplemental Indenture Signature Page]

ANHEUSER-BUSCH INBEV FINANCE INC.
as Subsidiary Guarantor

By:	/s/ Bryan Warner
	Name:	Bryan Warner
	Title:	Authorized Officer

ANHEUSER-BUSCH COMPANIES, LLC
as Subsidiary Guarantor

By:	/s/ Bryan Warner
	Name:	Bryan Warner
	Title:	Authorized Officer

COBREW NV
as Subsidiary Guarantor

By:	/s/ Christine Delhaye
	Name:	Christine Delhaye
	Title:	Authorized Officer

By:	/s/ Jan Vandermeersch
	Name:	Jan Vandermeersch
	Title:	Authorized Officer

BRANDBREW S.A.
as Subsidiary Guarantor

By:	/s/ Gert Magis
	Name:	Gert Magis
	Title:	Authorized Officer

By:	/s/ Yannick Bomans
	Name:	Yannick Bomans
	Title:	Authorized Officer

BRANDBEV S.À R.L.
as Subsidiary Guarantor

By:	/s/ Gert Magis
	Name:	Gert Magis
	Title:	Authorized Officer

[Sixth Supplemental Indenture Signature Page]

By:	/s/ Yannick Bomans
	Name:	Yannick Bomans
	Title:	Authorized Officer

[Sixth Supplemental Indenture Signature Page]

Exhibit A

FORM OF NOTES

FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ANHEUSER-BUSCH INBEV WORLDWIDE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

Anheuser-Busch InBev Worldwide Inc.

Floating Rate Note due 2024

Payment of Principal

and Interest Irrevocably, Fully and Unconditionally Guaranteed by

Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l.,

Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC

No.	USD
CUSIP No. 035240AK6	ISIN: US035240AK69

Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, on January 12, 2024 (the “Maturity Date”), the principal sum of U.S. dollars, and to pay interest thereon from April 4, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, in arrears, on January 12, April 12, July 12 and October 12 subject to the Business Day Convention, in each year, commencing on July 12, 2018, at a floating rate equal to 3-Month LIBOR, reset quarterly, plus 0.75%, per annum, as described below, until the principal hereof is paid or made available for payment.

The interest rate on the Notes for the first Interest Period will be 3-Month LIBOR, as determined on March 29, 2018 (treating March 29, 2018 as if it were an Interest Determination Date and April 4, 2018 as the related Interest Reset Date), plus the Spread. Thereafter, the interest rate on the Notes for any Interest Period will be 3-Month LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The interest rate on the Notes will be reset quarterly on each Interest Reset Date. For each Interest Period, interest on the Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent will determine 3-Month LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-Month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-Month LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is

Exhibit A

representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-Month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-Month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York as selected and identified by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by the Company are not providing quotations in the manner described by this sentence, 3-Month LIBOR determined as of that Interest Determination Date will be 3-Month LIBOR in effect on that Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date). The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be designated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of the IBA or its successor in calculating the London Inter-Bank Offered Rate in the event the IBA or its successor no longer does so.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Notes shall be conclusive and binding on the Holders, the Company and the Trustee, absent manifest error.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on Regular Record Date for such interest, which shall be the fifteenth calendar day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Subject to the terms of the Indenture, this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of the Guarantees and the Indenture.

Exhibit A

Payments of principal of and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of this Security. Initially, the Paying Agent and Registrar for the Securities will be The Bank of New York Mellon Trust Company, N.A., St. Louis, Missouri. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of and interest on the Securities represented by this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal of and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:
Name:
Title: Authorized Officer

Attest:

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Exhibit A

REVERSE OF SECURITY

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (payable in U.S. dollars) (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 4, 2018 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of April 4, 2018 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Company, Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2. Series and Denomination

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of USD 500,000,000, except as provided in the Indenture. References herein to “this series” mean the series of securities designated on the face hereof. Except as provided in the preceding paragraph, references herein to the “Securities” means (unless the context otherwise requires) the Securities of this series and includes any other securities issued, as provided in the Indenture and forming a single series with the Securities of this series, provided that either (i) such additional Securities are fungible with the Securities of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Securities shall have a separate CUSIP number.

The Securities are issuable only in registered form without coupons in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

3. Optional Tax Redemption

The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Securities of this series in whole, but not in part, upon not less than ten (10) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities of this series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Date of the Prospectus Supplement (any such change or amendment, a “Change in Tax Law”), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Securities of this series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Securities of this series to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to this Section, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

No notice of redemption pursuant to this Section may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Securities of this series were then due.

4. Additional Amounts

In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders of the Securities of this series such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

(b) are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities of this series or the Guarantees thereof are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Security if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Security, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than thirty (30) days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because this Security was presented to a particular paying agent for payment if this Security could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Securities of this series shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

Exhibit A

The covenant regarding Additional Amounts shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

In addition, any amounts to be paid by the Company or any Guarantor on the Securities of this series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

5. Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

Exhibit A

6. Limitation on Suits

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

7. Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (irrespective of series) that are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

8. Defeasance

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

Exhibit A

9. Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

10. Defined Terms

All terms used in this Security which are defined in the Base Indenture or the Sixth Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Sixth Supplemental Indenture.

Exhibit B

FORM OF GUARANTEE

For value received, the undersigned (herein called the “Guarantors”, and each, a “Guarantor”, which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to the Trustee and to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment or analogous obligation, each Guarantor agrees duly and punctually to pay the same. Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

B-1

Exhibit B

All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

B-2

Exhibit B

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

ANHEUSER-BUSCH INBEV SA/NV as Parent Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

ANHEUSER-BUSCH INBEV FINANCE INC. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

ANHEUSER-BUSCH COMPANIES, LLC as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

COBREW NV as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

B-1

Exhibit B

BRANDBREW S.A. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

BRANDBEV S.À R.L. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

B-2